SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
FILED BY THE REGISTRANT ☐
FILED BY A PARTY OTHER THAN THE REGISTRANT ☑
Check the appropriate box:
☐      Preliminary Proxy Statement
☐      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐      Definitive Proxy Statement
☑      Definitive Additional Materials
☐      Soliciting Material under Rule 14a-12
INSITE VISION INCORPORATED
(Name of the Registrant as Specified In Its Charter)
PINTO TECHNOLOGY VENTURES, L.P.
PINTO TECHNOLOGY VENTURES GP, L.P.
PINTO TV GP COMPANY LLC
EVAN S. MELROSE, M.D.
MATTHEW S. CRAWFORD
RICK D. ANDERSON
TIMOTHY P. LYNCH
TIMOTHY McINERNEY
ROBERT O’HOLLA
ANTHONY J. YOST
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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Dear Fellow InSite Vision Stockholders,
My name is Evan Melrose and I am a Managing Director with PTV Sciences. Pinto Technology Ventures, L.P., or PTV, has been an investor in InSite Vision Incorporated since May 2005. As the beneficial owner of approximately 10.8% of the shares outstanding as of July 28, 2008, we are the largest beneficial owner of InSite common stock and, by virtue of our share ownership, we believe our interests are directly aligned with the interests of our fellow InSite stockholders. We are looking forward to open communications with the stockholders of InSite and want to be responsive to your questions. On August 18, 2008, we filed our definitive proxy statement with the SEC and intend to mail these materials to all stockholders today, Tuesday, August 19, 2008. In an effort to be responsive and answer stockholder questions, we have set up a special email account at insiteproxy@mackenziepartners.com. Please feel free to send us your comments and questions. We are committed to responding in a timely manner to ensure accurate and direct conversations with all stockholders. Please include your contact information, including a telephone number and the best time to reach you, with your questions.
Best Regards,
Evan Melrose
In connection with InSite Vision Incorporated’s 2008 annual meeting of stockholders (the “Annual Meeting”), Pinto Technology Ventures, L.P., a Delaware limited partnership (“PTV”) has filed with the U.S. Securities and Exchange Commission (the “SEC”) and mailed to stockholders a definitive proxy statement (the “PTV Proxy Statement”) and additional proxy materials for the solicitation of proxies from InSite stockholders for use at the Annual Meeting. PTV, its director nominees and certain of PTV’s affiliates are or may be deemed to be participants in the solicitation of proxies with respect to the Annual Meeting. Information regarding PTV, its nominees and such participants is contained in the Schedule 14A and related materials filed by PTV with the SEC. InSite stockholders are urged to read the PTV Proxy Statement and related materials filed with the SEC with respect to the Annual Meeting carefully because they contain important information. These materials are available without charge from the SEC’s website at http://www.sec.gov.